EXHIBIT (99.2)

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of The Boeing Company (the “Company”) on Form 10-Q for the period ending March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael M. Sears, Executive Vice President, Office of the Chairman and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Michael M. Sears

Executive Vice President,

Office of the Chairman and

Chief Financial Officer

April 28, 2003

A signed original of this written statement required by Section 906 has been provided to The Boeing Company and will be retained by the Boeing Company and furnished to the Securities and Exchange Commission or its staff upon request.